UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 18, 2011

TRW Automotive Holdings Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-31970	81-0597059

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12001 Tech Center Drive, Livonia, Michigan	48150

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (734) 855-2600
Not applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
On May 20, 2011, TRW Automotive Holdings Corp. (the “Company”) filed a Current Report on Form 8-K announcing the final voting results on the matters submitted to a vote at its Annual Meeting of Stockholders held on May 18, 2011. As previously reported, in the advisory vote on the frequency of an advisory vote on the compensation of our named executive officers, 68,519,422 shares voted for such a vote to be held every year, 404,360 shares voted for two years, 38,557,995 shares voted for three years, 17,614 shares abstained and there were 5,837,437 broker non-votes.
The Company is filing this Form 8-K/A to announce that, on August 12, 2011, the Board of Directors determined, consistent with these voting results, that the Company will hold an advisory vote on the compensation of the Company’s named executive officers annually until the next vote on the frequency of such advisory votes.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRW AUTOMOTIVE HOLDINGS CORP.
Dated: August 12, 2011	By:	/s/ Joseph S. Cantie
Joseph S. Cantie
Executive Vice President and Chief Financial Officer

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